Exhibit 99.1

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2003	2002	2003	2002

Revenues:
Insurance premiums	$64,355	$80,926	$225,597	$263,262
Product charges	40,634	37,054	136,168	111,110
Net investment income	244,278	256,732	751,098	748,399
Realized gains (losses) on investments	9,770	(11,632)	41,566	(58,019)
Unrealized gains (losses) on investments	(1,228)	(10,319)	33,799	(64,555)
Other income	17,757	20,634	53,073	53,568

	375,566	373,395	1,241,301	1,053,765

Benefits and expenses:
Policyowner benefits	195,020	225,201	673,145	643,648
Underwriting, acquisition and other expenses	40,734	38,485	114,533	122,276
Demutualization costs	—	722	—	1,186
Restructuring costs	1,551	2,569	17,415	10,780
Amortization of deferred policy acquisition costs and value of business acquired	47,780	35,289	147,755	103,452
Dividends to policyowners	22,016	24,377	86,330	72,000

	307,101	326,643	1,039,178	953,342

Income before interest and income tax expense	68,465	46,752	202,123	100,423
Interest expense	7,864	6,414	22,238	18,778

Income before income tax expense	60,601	40,338	179,885	81,645
Income tax expense	19,766	13,848	59,545	25,978

Net income	$40,835	$26,490	$120,340	$55,667

Net income per common share:
Basic	$1.04	$0.67	$3.07	$1.38

Diluted	$1.03	$0.66	$3.05	$1.36

Weighted average common shares outstanding:
Basic	39,208,151	39,497,355	39,144,872	40,327,236

Diluted	39,650,473	39,835,426	39,453,126	40,812,121

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	September 30,	December 31,
	2003	2002

Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$14,218,810	$13,328,902
Equity securities	71,475	63,345
Short-term investments	23,308	32,318
Securities held for trading purposes:
Fixed maturity securities	1,840,758	1,843,868
Equity securities	537	—
Mortgage loans	939,975	883,034
Real estate	33	476
Policy loans	491,512	496,753
Other investments	389,756	283,794

Total investments	17,976,164	16,932,490
Cash and cash equivalents	681,607	102,612
Accrued investment income	198,515	185,660
Premiums, fees and other receivables	40,886	13,082
Reinsurance receivables	663,020	865,930
Deferred policy acquisition costs	1,001,877	884,239
Value of business acquired	428,459	454,159
Goodwill	224,075	218,995
Property and equipment	49,016	74,188
Other assets	332,818	326,397
Separate account assets	243,464	235,913

Total assets	$21,839,901	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	September 30,	December 31,
	2003	2002

Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$16,723,784	$16,244,016
Policyowner funds	1,537,345	1,335,144

	18,261,129	17,579,160
Accrued expenses and other liabilities	869,770	283,836
Dividends payable to policyowners	353,828	303,062
Policy and contract claims	32,731	39,569
Income taxes payable	54,813	61,325
Deferred income taxes	59,712	16,499
Notes payable	552,670	511,353
Separate account liabilities	243,464	235,913

Total liabilities	20,428,117	19,030,717
Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 43,816,580 shares issued and 39,171,878 shares outstanding in 2003; 43,656,280 shares issued and 39,011,578 shares outstanding in 2002	43,817	43,656
Additional paid-in capital	1,183,541	1,179,646
Accumulated other comprehensive income	114,197	88,522
Unearned compensation	(1,730)	(458)
Unallocated ESOP shares	(1,406)	(1,443)
Retained earnings	229,857	109,517
Treasury stock, at cost (4,644,702 shares in 2003 and 2002)	(156,492)	(156,492)

Total stockholders’ equity	1,411,784	1,262,948

Total liabilities and stockholders’ equity	$21,839,901	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Nine Months Ended September 30, 2003 and the Year Ended December 31, 2002
($ in thousands)

			Accumulated
		Additional	Other		Unallocated			Total
		Paid-In	Comprehensive	Unearned	ESOP	Retained	Treasury	Stockholders’
	Common Stock	Capital	Income	Compensation	Shares	Earnings	Stock	Equity

Balance at December 31, 2001	$43,506	$1,177,688	$12,669	$(727)	$(224)	$62,187	$(56,582)	$1,238,517
2002:
Net income	—	—	—	—	—	62,866	—	62,866
Net unrealized gain on securities	—	—	73,646	—	—	—	—	73,646
Net unrealized gain on derivatives designated as cash flow hedges	—	—	3,434	—	—	—	—	3,434
Stock issued under various incentive plans, net of forfeitures	150	5,730	—	269	—	—	1	6,150
Stock issued under exercise of warrants	—	(3,802)	—	—	—	—	12,205	8,403
Purchase of treasury stock and ESOP shares	—	—	—	—	(2,522)	—	(112,116)	(114,638)
Dividends declared on common stock	—	—	—	—	—	(15,536)	—	(15,536)
Allocation of shares in leveraged ESOP	—	30	—	—	1,303	—	—	1,333
Minimum pension liability adjustment	—	—	(1,227)	—	—	—	—	(1,227)

Balance at December 31, 2002	43,656	1,179,646	88,522	(458)	(1,443)	109,517	(156,492)	1,262,948
2003:
Net income	—	—	—	—	—	120,340	—	120,340
Net unrealized gain (loss) on securities	—	—	23,510	—	—	—	—	23,510
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	2,165	—	—	—	—	2,165
Stock issued under various incentive plans, net of forfeitures	161	11,162	—	(1,272)	—	—	—	10,051
PRIDES purchase contract adjustments and allocated fees and expenses	—	(7,267)	—	—	—	—	—	(7,267)
Allocation of shares in leveraged ESOP	—	—	—	—	37	—	—	37

Balance at September 30, 2003	$43,817	$1,183,541	$114,197	$(1,730)	$(1,406)	$229,857	$(156,492)	$1,411,784